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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-8 of our report dated March 5, 1999, appearing in the Texas Utilities Company Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 28, 1999